UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2025

ALPHA MODUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40775	86-3386030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (704) 252-5050

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AMOD	The Nasdaq Stock Market, LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	AMODW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on October 23, 2024, Alpha Modus Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with Streeterville Capital, LLC (the “Investor”), pursuant to which the Company would sell, and the Investor would purchase, a secured convertible promissory note in the original principal amount of $2,890,000 (the “Note”) for a net purchase price of $2,600,000 (after deducting an original issue discount of $260,000, and payment of $30,000 for the Investor’s legal, accounting, due diligence, asset monitoring, and other transaction expenses), and on December 12, 2024, the Company amended the SPA (the “Amended SPA”) to revise the terms of the Note. Pursuant to the Amended SPA, the Note is not convertible below a floor price of $4.00/share, but if the closing bid price of the Company’s common stock is less than the floor price for ten consecutive trading days, the Company is required to begin making monthly payments under the Note on the date that is 90 days following the original funding date.

On or about December 13, 2024, the Company issued the Note to the Investor, the Note was funded on or about December 16, 2024, and since that time, the closing bid price of the Company’s common stock has been less than the $4.00 floor price for more than ten consecutive trading days, which, under the terms of the Amended SPA, would have required the Company to begin making monthly payments under the Note, with those monthly payments commencing on March 16, 2025, and with those monthly payments being equal to 120% multiplied by the outstanding balance divided by the lesser of 6 or the number of months remaining until the Note’s maturity date.

On January 27, 2025, the Company and the Investor entered into an amendment to the Note (the “Amendment”) providing that (i) the Company is not required to begin making monthly payments under the Note until May 16, 2025, (ii) the monthly payments will equal $485,000.00 plus all accrued but unpaid interest, multiplied by 120%, and (iii) the Company will pay to the Investor 50% of all proceeds received by the Company from any equity line of credit or similar arrangement within one trading day of receipt by the Company.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Incorporated By Reference
Exhibit No.	Description	Form	Exhibit	Filing Date
10.1	Amendment to Secured Convertible Promissory Note, dated January 27, 2025, by and between Alpha Modus Holdings, Inc. and Streeterville Capital, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA MODUS HOLDINGS, INC.

Date: January 27, 2025	By:	/s/ William Alessi
	Name:	William Alessi
	Title:	President and Chief Executive Officer